Susan Bergen-Painter
69 Bullrush Landing
Elizabethtown, PA 17022

Dear Susan:

I am pleased to offer you the full-time position of Executive Vice President of Marketing at an annualized base salary of $120,000.00 pending satisfactory reference and fingerprinting checks. Per our conversation, your start date will be May 9, 2005.

Our current practice is to pay Executive Vice Presidents a discretionary bonus of $5,000.00 -$10,000.00 at the end of each year depending upon the financial performance of the bank. It will be one of your initiatives to develop a more attractive and quantifiable bonus formula for our senior management team and you will, of course, participate in that program. This bonus program could include cash and/or restricted stock.

Below is a chart summarizing employee benefits as a full-time employee and associated eligibility dates:



                            EMPLOYEE BENEFIT SUMMARY
NOTE: This information is based on our current benefit package, which is subject to change at any time.

                                            ELIGIBILITY
                 BENEFIT                        DATE                            DESCRIPTION
                 -------                    -----------                         -----------

SAVINGS
-------
401(k) Match                                September 1, 2005  o  75% match on every dollar contributed into plan up to 5% of annual compensation


401(k) Fixed Contribution                   1st Quarter 2007   o  Discretionary Bank contribution made after the
                                                                  fourth quarter of each year to employee's 401(k)
                                                                  account
                                                               o  3% of basesalary on first $30,000; 6% on remainder

                                                               o  Must have 12 months of service, 1000 hours worked
                                                                  and be an employee on 12/31 to be eligible

Medical Spending Account                   September 1, 2005   o  Employee may contribute $3,500 annual maximum

Dependent Care Spending Account            September 1, 2005   o  Employee may contribute $5,000 annual maximum

INSURANCE
---------

Medical Insurance                          September 1, 2005   o  Choice of 3 Plans under Independence Blue Cross
                                                                  Keystone HMO, Keystone POS and Personal Choice o
                                                                  Bank contributes same dollar amount for each
                                                                  tier of coverage for all three plans

Dental Insurance                           September 1, 2005   o  Delta Dental
                                                               o  Bank pays 70% of premium

Group Term Life Insurance                  September 1, 2005   o  3x base salary up to a maximum of $345,000
                                                               o  Bank pays 100% of premium

Accidental Death and Dismemberment         September 1, 2005   o  3x base salary up to a maximum of $345,000
Insurance                                                      o  Bank pays 100% of premium

Voluntary Life Insurance                   September 1, 2005   o  Elective benefit paid for by employee

Short Term Disability (STD)                  August 9, 2005    o  Self-insured program paid for by Bank

Long Term Disability (LTD)                    June 1, 2006     o  Bank pays 100% of premium

EDUCATION
---------

Professional Development Network              Immediately      o  100% of cost paid for by Bank

Tuition Reimbursement                       November 9, 2005   o  75-90% reimbursement (up to $4,500 annually for
                                                                  graduate courses)
                                                               o  Reimbursement percent based on final grade
OTHER
Bank Paid Holidays                           As each occurs    o  10 days (2005 Holiday Schedule attached.)

As an Executive Vice President, you will also be entitled to the additional benefits listed below:

                                                ELIGIBILITY
                   BENEFIT                          DATE                 BRIEF DESCRIPTION
                   -------                      ------------             ------------------
OFFICER
-------
Vacation                                     August 9, 2005    o  Prorated for 2005 - 130 hours
                                                                       5 weeks (200 hours) annually
Auto Allowance                                Immediately      o  $700/month over 26 pays or $323.08 bi-weekly
Supplemental Benefit Retirement Plan          Immediately      o  Non-qualified Plan
(SBRP)                                                         o  Bank contributes 3% of annual salary plus interest
                                                               o  Officer may also defer part of salary and/or bonus
Cell Phone                                    Immediately      o  Bank pays for phone and minutes


*First National Bank of Chester County policy states there is no paid time off in the first 90 days of employment.


As an employee of First National Bank of Chester County, you are entitled to one free bank account. If you do not currently bank with us, you will be given an opportunity to open an account by the end of your first day of employment so that you may take advantage of our direct deposit payroll program.


On your first day, please report at 8:00 am to the Administrative Center, located at 887 South Matlack Street, West Chester, PA. Jackie Trotta will meet with you to complete the required forms and documents for your employment. When you report to the Administrative Center, please bring with you either one form of identification from List A, or two forms of identification, one from List B and one from List C, as required by the Immigration Act. Please see the attached I-9 form for more information.

If the arrangements outlined above are satisfactory to you, please sign both copies of the letter and return one original to me.

John Featherman, Kevin Quinn, and the executive team of EVPs very much look forward to your joining First National. If you have any questions, please feel free to contact me at (484)-881-4404.

Sincerely,


/s/ Deborah R. Pierce
---------------------
Deborah R. Pierce
Executive Vice President Human Resources

cc:      John A. Featherman III, CEO

         Kevin C. Quinn, President




Your employment is for no set term and may be terminated at any time, for any reason by either you or First National Bank. This letter, along with your signed Application for Employment, and Change of Control/Non-compete Nondisclosure Agreement constitutes our entire agreement regarding the terms and conditions of employment. There are no other agreements, oral or written, between us. If you agree to the above terms and conditions, please sign this letter and return it. The attached copy may be retained for your files.

Accepted:  /s/ Susan Bergen-Painter                  Date:
           ------------------------                        -----------------